Exhibit 5.1
DLA Piper Rudnick Gray Cary US LLP
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com
October 7, 2005
Human Genome Sciences, Inc.
14200 Shady Grove Road
Rockville, Maryland 20850
     Re:       Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Human Genome Sciences, Inc., a Delaware corporation (the “Company”), in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) relating to (i) $230,000,000 aggregate principal amount of the Company’s 2-1/4% Convertible Subordinated Notes Due 2012 (the “Notes”) and (ii) such indeterminable number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), as may be required for issuance upon conversion of the Notes (the “Conversion Shares”). The Notes and Conversion Shares will be offered and sold by certain security holders of the Company.
     In such capacity, we have reviewed the following documents:
(a)	The Certificate of Incorporation of the Company, certified by the Delaware Secretary of State;

(b)	The By-Laws of the Company, as certified by an officer of the Company;

(c)	The Registration Statement;

(d)	The Indenture dated as of August 9, 2005 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”) relating to the Notes;

(e)	The form of the Notes;

Human Genome Sciences, Inc.
October 7, 2005

(f)	Certified resolutions of the Board of Directors of the Company or a committee thereof relating to the Registration Statement and the authorization and issuance of the Notes and the Conversion Shares;

(g)	A good standing certificate for the Company, dated a recent date, issued by the Delaware Secretary of State;

(h)	An officer’s certificate (the “Certificate”) of the Company, dated the date hereof, as to certain factual matters; and

(i)	Such other documents as we have considered necessary to the rendering of the opinion expressed below.
     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.
     Based upon and subject to the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, as of the date hereof:
1.	The Notes have been duly authorized and, when duly authenticated by the Trustee in accordance with the terms of the Indenture, are valid and binding obligations of the Company, subject to applicable bankruptcy and insolvency laws and the application of general principles of equity.

2.	Upon conversion of the Notes in accordance with their terms and the Indenture, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable.

Human Genome Sciences, Inc.
October 7, 2005

     The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We hereby consent to (i) the reference to this firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/ DLA Piper Rudnick Gray Cary US LLP